UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  M ay 14, 2010

GLOBAL MOBILETECH, INC.

(Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 West Cataldo, Suite A Spokane, Washington	99202
(Address of principal executive offices)	(Zip Code)

(509) 869-6877
(Registrant’s telephone number, including area code)
Trevenex Resources, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 14, 2010, our Chief Executive Officer, Aik Fun Chong, entered into an employment contract with Info-Accent Sdn Bhd, our wholly owned Malaysia subsidiary.  Under the terms of the employment contract Mr. Chong will serve as the Chief Executive Officer of Info-Accent at a base salary of Ringgit Malaysia 7,500 per month.  His duties will include providing assistance to Global MobileTech, Inc. (formerly Trevenex Resources, Inc.) in the U.S.  Mr. Chong is not otherwise compensated for his services as Chief Executive Officer of Global MobileTech.

On May 14, 2010, our Treasurer and Chief Financial Officer, Hon Kit Wong, entered into an employment contract with Info-Accent Sdn Bhd, our wholly owned Malaysia subsidiary.  Under the terms of the employment contract Mr. Wong will serve as the Chief Financial Officer of Info-Accent at a base salary of Ringgit Malaysia 5,500 per month.  His duties will include providing assistance to Global MobileTech, Inc. (formerly Trevenex Resources, Inc.) in the U.S.  Mr. Wong is not otherwise compensated for his services as Chief Financial Officer of Global MobileTech.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2010, the stockholders of Trevenex Resources, Inc. approved an amendment to its Articles of Incorporation which was filed with the State of Nevada on May 4, 2010 and became effective on May 17, 2010.  The amended Articles changed the name of the corporation from Trevenex Resources, Inc. to Global MobileTech, Inc.

Item 9.01   Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.

Document

-------------

-------------

3.1

Certificate of Amendment to Articles of Incorporation.

10.1

Employment Contract between Chong Aik Fun and Info-Accent Sdn Bhd dated May 14, 2010

10.2

Employment Contract between Wong Hon Kit and Info-Accent Sdn Bhd dated May 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MOBILETECH, INC. (Registrant)

Date: May 18, 2010	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO